Retrun to 10-Q

Exhibit 10.4
FIRST AMENDMENT TO
INTERCREDITOR AND SUBORDINATION AGREEMENT

This First Amendment to Intercreditor and Subordination Agreement (this “Amendment”) is dated as of this ___ day of October, 2007, by and between Textile Investment International  S.A. (“Junior Creditor”) and Wachovia Bank, National Association (“Senior Creditor”).

BACKGROUND

A.           Junior Creditor and Senior Creditor are parties to a certain Intercreditor and Subordination Agreement dated as of December 30, 2004 (as amended or otherwise modified from time to time, the “Intercreditor Agreement”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Intercreditor Agreement.

B.           The parties have agreed, subject to the terms and conditions of this Amendment, to amend the Intercreditor Agreement.

NOW, THEREFORE, with the foregoing Background hereinafter deemed incorporated by this reference, the parties hereto, intending to be legally bound, promise and agree as follows:

1.  AMENDMENTS TO INTERCREDITOR AGREEMENT

1.1  Permitted Payments.  Section 3.2(a) of the Intercreditor Agreement is amended and restated as follows:

(a)  Senior Creditor hereby agrees that, notwithstanding anything to the contrary contained in Section 3.1, on and after July 31, 2008 Debtor may make, and Junior Creditor may receive and retain from Debtor, regularly scheduled payments of principal which, for the purposes hereof, shall include Deferred Note Payments, with respect to the Junior Debt and interest thereon, evidenced by the License Note on an unaccelerated basis, in accordance with the terms of the applicable Junior Creditor Agreements as in effect on the date hereof (but not any payments pursuant to acceleration or claims of breach (other than with respect to missed regularly scheduled payments of principal and interest which are subsequently cured) or to prepay any Junior Debt or otherwise), providedthat, as of the date of any such payment and after giving effect thereto, (a) no Default or Event of Default, under the Senior Credit Agreements, shall exist or have occurred and be continuing, (b) Debtor has a Fixed Charge Coverage Ratio (as defined in the Senior Loan Agreement) of at least 1.20 to 1.00 determined for the twelve (12) month period then ending and (c) Debtor has Excess Availability of at least $2,500,000.

2.  REAFFIRMATION

This Amendment shall be incorporated into and made part of the Intercreditor Agreement.  Except as expressly modified by the terms hereof, all of the terms and conditions of the Intercreditor Agreement is hereby reaffirmed and shall continue in full force and effect as therein written.

3.  MISCELLANEOUS

3.1  GOVERNING LAW. The validity, construction and effect of this Amendment shall be governed by the internal laws of the Commonwealth of Pennsylvania (without giving effect to principles of conflicts of law).

3.2  Consent to Jurisdiction; Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the Courts of the Commonwealth of Pennsylvania, and the United States District Court for the Eastern District of Pennsylvania, and waives trial by jury in any action or proceeding with respect to this Amendment.

3.3  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

SIGNATURES ON FOLLOWING PAGE

Dated the date and year first written above.

SENIOR CREDITOR:	WACHOVIA BANK, NATIONAL ASSOCIATION By: /s/ Georgios C. Kyvernitis Name: Georgios C. Kyvernitis Title: Director
JUNIOR CREDITOR:	TEXTILE INVESTMENT INTERNATIONAL S.A. By: /s/Tom Felgen /s/ René Faltz Name: Tom Felgen René Faltz Title: Director Director

ACKNOWLEDGMENT

On this ___ day of October, 2007, the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.  By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof; provided that, nothing in the foregoing Amendment shall amend, modify, change or  supersede the respective terms of any Creditor’s Agreements with the undersigned.  In the event of any conflict or inconsistencies between the terms of the foregoing Amendment and the Senior Creditor Agreements or the Junior Creditor Agreements, the terms of the Senior Creditor Agreements or the Junior Creditor Agreements, as the case may be, shall govern as between the Creditor involved and the undersigned.

The undersigned agrees that any Creditor holding Collateral does so as bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Creditor upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Creditor have been fully paid and performed.

The undersigned acknowledges and agrees that: (i) although it may sign this Amendment it is not a party hereto or to the Intercreditor Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Amendment or the Intercreditor Agreement, (ii) in the event of a breach by the undersigned or Junior Creditor of any of the terms and provisions contained in the foregoing Amendment or the Intercreditor Agreement, such a breach shall constitute an “Event of Default” as defined in and under the Senior Creditor Agreements and (iii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the opinion of any Creditor to effectuate the provisions and purposes of the Intercreditor Agreement, provided that  such requests made or instructions given for additional documents or additional actions are not inconsistent with and do not otherwise conflict with the terms of the Senior Creditor Agreements or the Junior Creditor Agreements.

I.C. ISAACS & COMPANY L.P.,
a Delaware limited partnership

By: I.C. Isaacs & Company, Inc., its general partner

By:           /s/ Robert S. Stec
Robert S. Stec, Chief Executive Officer